EXHIBIT 10

                                 AMENDMENT NO. 1
                                     TO THE
                          TRANSITION SERVICES AGREEMENT


         This Amendment No. 1 to the Transition Services Agreement ("Amendment") is made as of this 21st day of August, 2003, by and between Circuit City Stores, Inc., ("Circuit City Stores") a Virginia corporation, and CarMax, Inc. ("CarMax"), a Virginia corporation, and provides as follows:

                                    RECITALS

         WHEREAS, Circuit City Stores has provided certain infrastructure support services, including payroll processing services, to CarMax in connection with the ongoing administration and operation of CarMax since October 1, 2002, the date of separation of CarMax and its affiliates and subsidiaries from Circuit City Stores, Inc., its affiliates and subsidiaries (the "Separation Date"), all as more specifically set forth in the Transition Services Agreement ("TSA") between the parties dated on or about October 1, 2002;

         WHEREAS, CarMax is in the process of implementing its own information system to process payroll of CarMax, its affiliates and subsidiaries (the "CarMax Payroll System") to allow for the transfer of the payroll processing services performed by Circuit City Stores on behalf of CarMax pursuant to the TSA from Circuit City Stores to CarMax;

         WHEREAS, in connection with the transfer of such payroll processing services to CarMax, certain employees of Circuit City Stores who previously performed such services on behalf of CarMax pursuant to the TSA may leave or have left the employ of Circuit City Stores and will or have become employed with CarMax or its affiliates and/or subsidiaries (collectively, the "Subject Employees") and need continued access to the AS400 payroll processing system of Circuit City Stores to support payroll functions at CarMax;

         WHEREAS, prior to the implementation of the CarMax Payroll System, Circuit City Stores shall make available its AS400 payroll processing system to those CarMax employees, including the Subject Employees, with a specific need to know such information so that CarMax may perform payroll processing services for employees of CarMax and/or its affiliates and/or subsidiaries until such time as the CarMax Payroll System is fully implemented or until such Transition Services are otherwise terminated in accordance with the terms of the TSA; and

         WHEREAS, the parties desire to amend the TSA in accordance with the terms hereof in order to account for the access by CarMax of the AS400 payroll processing system of Circuit City Stores.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, the parties hereby agree as follows:

                                                                      EXHIBIT 10


         Section 1. Definitions; Recitals.
                    ----------------------
         Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the TSA. The recitals set forth above are an integral part of this Amendment and are hereby incorporated into this Amendment.

         Section 2. Confidentiality.
                    ----------------
         As the payroll processing services related to CarMax are transitioned from Circuit City Stores to CarMax, CarMax and its employees (including the Subject Employees) and agents may, from time to time, have access to certain information of Circuit City Stores through access to Circuit City Stores' AS400 payroll processing system. CarMax acknowledges that such information shall be deemed Confidential Information.

         Section 3. Notices.
                    --------
         All notices and other communications required or permitted hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given:

         (a) If to Circuit City Stores, to:

                  Circuit City Stores, Inc.
                  9950 Mayland Drive
                  Richmond, Virginia 23223-1464
                  Attn:    General Counsel
                  Fax:     804/527-4877

         (b) If to CarMax, to:

                  CarMax, Inc.
                  4900 Cox Road
                  Glen Allen, Virginia 23060-3314
                  Attn:    Chief Financial Officer
                  Fax:     (804) 967-2978

or to such other person or to such other address or facsimile number as the party to whom such notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when delivered to the address specified in this Section.

         Section 4. Effect.
                    -------
Except as expressly modified herein, the terms of the TSA shall remain unchanged and in full force and effect.

                                                                      EXHIBIT 10


         Section 5. Counterparts.
                    -------------
This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


         IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their duly authorized officers, all as of the date first set forth above.


                                      CIRCUIT CITY STORES, INC.
                                      By: /s/ Jeffrey S. Wells
                                          --------------------
                                      Name: Jeffrey S. Wells
                                            ----------------
                                      Title: Sr. Vice President, HR & Training
                                             ---------------------------------

                                      CARMAX, INC.
                                      By: /s/ Scott A. Rivas
                                          ------------------
                                      Name: Scott A. Rivas
                                            --------------
                                      Title: Vice President, Human Resources
                                             -------------------------------